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Exhibit 10.57

COPYRIGHT COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

        THIS AGREEMENT ("Agreement"), dated January 26, 2004, is by and between AEGIS COMMUNICATIONS GROUP, INC., a corporation with its chief executive office at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063 ("Parent"), and each of Parent's subsidiaries identified on the signature pages hereof (such subsidiaries, together with Parent, hereinafter referred to individually as a "Debtor" and individually and collectively, jointly and severally, as "Debtors") and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (as defined below), having an office at One Boston Place, 18th Floor, Boston, Massachusetts 02108 (in such capacity, "Secured Party").

W I T N E S S E T H:

        WHEREAS, each Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the copyrights described below its name in Schedule A hereto and made a part hereof; and

        WHEREAS, Secured Party, Lenders (as defined below) and Debtors have entered or are about to enter into financing arrangements pursuant to which Lenders may make loans and advances and provide other financial accommodations to Debtors as set forth in the Loan and Security Agreement, dated on or about the date hereof, by and by and among Secured Party, the financial institutions from time to time party thereto as lenders ("Lenders") and Debtors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Loan Documents"); and

        WHEREAS, in order to induce Lenders and Secured Party to enter into the Loan Agreement and the other Loan Documents and to make loans and advances and provide other financial accommodations to Debtors pursuant thereto, Debtors have agreed to grant to Secured Party certain collateral security as set forth herein;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees as follows:

        1.    GRANT OF SECURITY INTEREST

        As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), each Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and a conditional assignment of, the following (being collectively referred to herein as the "Collateral"): (a) all of such Debtor's now existing or hereafter acquired right, title, and interest in and to all of such Debtor's copyrights and all applications, registrations and recordings relating to such copyrights as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country to the extent permitted under applicable law, including, without limitation, the copyrights and applications, registrations and recordings described below such Debtor's name in Schedule A hereto, together with all rights and privileges arising under applicable law with respect to such Debtor's use of any copyrights, and all reissues, extensions, continuations and renewals thereof (all of the foregoing being collectively referred to herein as the "Copyrights"); (b) all present and future license and distribution agreements pertaining to the Copyrights; (c) all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; (d) the right to sue for past, present and future infringements thereof; (e) all rights corresponding thereto throughout the world; and (f) any and all other proceeds of any of the foregoing, including, without limitation, damages and payments or claims by such Debtor against third parties for past or future infringement of the Copyrights.

        2.    OBLIGATIONS SECURED

        The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors to Lenders and Secured Party and/or their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, the Loan Agreement, or any of the other Loan Documents or the "Bank Product Agreements" (as defined in the Loan Agreement), whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to any Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lenders or Secured Party (all of the foregoing being collectively referred to herein as the "Obligations"). As long as Debtors are not in Default under the Loan Agreement, Secured Party hereby grants Debtors a fully paid-up exclusive license under all Copyrights identified as Collateral herein, and notwithstanding the above paragraph, such exclusive license includes: (a) all present and future license and distribution agreements pertaining to the Copyrights, (b) the right to all income, fees, royalties, and other payments or proceeds at any time due or payable with respect thereto, (c) the right to sue for past, present and future infringement of the Copyrights, and (d) any and all other proceeds of any of the foregoing, including without limitation, damages and payments or claims by any Debtor against third parties for past or future infringement of the Copyrights.

        3.    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Debtor hereby represents, warrants and covenants with and to Secured Party the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

          (a)   Such Debtor shall pay and perform all of the Obligations according to their terms.

          (b)   All of the existing Collateral is in full force and effect, and such Debtor owns the sole, full and clear title thereto, and the right and power to grant the security interest and conditional assignment granted hereunder. Debtors shall, at Debtors' joint and several expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral consisting of registered Copyrights as registered copyrights, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except: (i) the security interests granted hereunder and pursuant to the Loan Agreement, (ii) the security interests permitted under the Loan Agreement, and (iii) the licenses permitted under Section 3(e) below.

          (c)   Debtors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Secured Party, except as otherwise permitted herein or in the Loan Agreement. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

          (d)   Debtors shall, at Debtors' joint and several expense, promptly perform all acts and execute all documents requested at any time by Secured Party to evidence, perfect, maintain, record or enforce the security interest in and conditional assignment of the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtors hereby authorize Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by Secured Party or as otherwise determined by Secured Party. Debtors further authorize Secured Party to have this Agreement or any other similar security agreement filed with the United States Copyright Office or any other appropriate federal, state or government office.

          (e)   As of the date hereof, Debtors do not have any Copyrights registered, or subject to pending applications, in the United States Copyright Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule A hereto and have not granted any licenses with respect thereto other than as set forth in Schedule B hereto.

          (f)    Each Debtor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit I annexed hereto, with appropriate insertions, for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder.

          (g)   Secured Party may, in its discretion, pay any amount or do any act which any Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, reasonable attorneys' fees and legal expenses. Debtors shall be liable to Secured Party jointly and severally for any such payment, which payment shall be deemed an advance by Secured Party to Debtors, shall be payable on demand together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement and shall be part of the Obligations secured hereby.

          (h)   Debtors shall not file any application for the registration of a Copyright with the United States Copyright Office or any similar office or agency in the United States, unless Debtors have given Secured Party thirty (30) days prior written notice of such action. If any Debtor deems it necessary to file such an application prior to receiving approval, such Debtor shall be allowed to do so upon written notice to Secured Party and subject to Secured Party's right to instruct such Debtor to withdraw such application. If, after the date hereof, any Debtor shall (i) obtain any registered Copyright or, or apply for any such registration in the United States Copyright Office or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any copyright registrations or applications for copyright registration used in the United States or any State thereof, political subdivision thereof or in any other country, the provisions of Section 1 hereof shall automatically apply thereto. Upon the request of Secured Party, the appropriate Debtor shall promptly execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the security interest in and conditional assignment of such Copyright in favor of Secured Party.

          (i)    Debtors have not abandoned any of the Copyrights and Debtors will not do any act, nor omit to do any act, whereby the Copyrights may become abandoned, invalidated, unenforceable, avoided, or avoidable. Debtors shall notify Secured Party immediately if any Debtor knows or has reason to know of any reason why any application, registration, or recording with respect to the Copyrights may become canceled, invalidated, avoided, or avoidable.

          (j)    Debtors shall render any assistance, as Secured Party shall determine is necessary, to Secured Party in any proceeding before the United States Copyright Office, any federal or state court, or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Copyrights as Debtors' exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals.

          (k)   No material infringement or unauthorized use presently is being made of any of the Copyrights that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Agreement granted to Secured Party, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Secured Party hereunder. Debtors shall promptly notify Secured Party if any Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any process or product which infringes on any Copyright or is likely to cause confusion with any Copyright. If requested by Secured Party, Debtors (or the applicable individual Debtor, as appropriate), at Debtors' joint and several expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Copyrights.

          (l)    Debtors assume all responsibility and liability arising from the use of the Copyrights and Debtors, jointly and severally, hereby indemnify and hold Secured Party harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys' fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by any Debtor (or any affiliate or subsidiary thereof) in connection with any Copyright or out of the manufacture, promotion, labeling, sale or advertisement of any such product by any Debtor (or any affiliate or subsidiary thereof). The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

          (m)  Debtors shall promptly pay Secured Party for any and all expenditures made by Secured Party pursuant to the provisions of this Agreement or for the defense, protection or enforcement of the Obligations, the Collateral, or the security interests and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and legal expenses. Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreements and shall be part of the Obligations secured hereby.

        4.    EVENTS OF DEFAULT

        The occurrence or existence of any Event of Default under and as defined in the Loan Agreement is referred to herein individually as an "Event of Default," and collectively as "Events of Default."

        5.    RIGHTS AND REMEDIES

        At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Secured Party, whether provided under this Agreement, the Loan Agreement, the other Loan Documents, applicable law or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtors except as such notice or consent is expressly provided for hereunder:

          (a)   All Obligations shall become immediately due and payable, without notice or demand, as provided in the Loan Agreement.

          (b)   Secured Party may make use of any Copyrights for the sale of goods, completion of work-in-process or rendering of services in connection with enforcing any other security interest granted to Secured Party by Debtors or any subsidiary or affiliate of any Debtor or for such other reason as Secured Party may determine.

          (c)   Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

          (d)   Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to any Debtor of intended disposition of Collateral is required by law, the giving of ten (10) Business Days prior written notice to either Parent or such Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtors waive any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Debtors shall be liable for any deficiency.

          (e)   In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, Secured Party may at any time execute and deliver on behalf of Debtors or any individual Debtor, as appropriate, pursuant to the authority granted in the Powers of Attorney described in Section 3(f) hereof, one or more instruments of assignment of the Copyrights (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration in connection with the exercise of the remedies otherwise provided herein. Debtors agree to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys' fees and legal expenses. Debtors agree that Secured Party has no obligation to preserve rights to the Copyrights against any other parties.

          (f)    Secured Party may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses actually incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to the Obligations in the order and manner provided in the Loan Agreement. Debtors shall remain liable to Secured Party for any of the Obligations remaining unpaid after the application of such proceeds, and Debtors shall pay Secured Party on demand any such unpaid amount, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement.

          (g)   Each Debtor shall supply to Secured Party or to Secured Party's designee such Debtor's knowledge and expertise relating to the manufacture and sale of the products to which the Copyrights relate and the distribution thereof.

          (h)   Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under this Agreement, the other Loan Documents, applicable law, or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

        6.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

          (a)   The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law.

          (b)   Debtors and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected or related or incidental to the dealings of Debtors and Secured Party in respect of this Agreement or the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against a Debtor or its property).

          (c)   Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon such Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Debtor shall appear in answer to such process, failing which such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount of the claim and other relief requested.

          (d)   EACH DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH DEBTOR AND SECURED PARTY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e)   Secured Party shall not have any liability to Debtors (whether in tort, contract, equity or otherwise) for losses suffered by Debtors or any individual Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Loan Documents.

        7.    MISCELLANEOUS

          (a)   All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and otherwise as provided in Section 12 of the Loan Agreement.

          (b)   All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. For purposes of this Agreement, an Event of Default shall exist or continue or be continuing until such Event of Default is waived or otherwise cured in accordance with Section 7(e) hereof. All references to the term "Person" or "person" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

          (c)   This Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon Debtors and their successors and assigns and inure to the benefit of and be enforceable by Lenders, Secured Party and their successors and assigns.

          (d)   If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

          (e)   Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Debtors and Secured Party have executed this Agreement as of the day and year first above written.

AEGIS COMMUNICATIONS GROUP, INC., a Delaware Corporation, as Parent and a Borrower
By:	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer
ADVANCED TELEMARKETING CORPORATION, a Nevada corporation, as a Borrower
By:	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer
IQI, INC., a New York corporation, as a Borrower
By:	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer
LEXI INTERNATIONAL, inc., a California corporation, as a Borrower
By:	/s/ HERMAN M. SCHWARZ
Title:	President and Chief Executive Officer
INTERSERV SERVICES CORPORATION, a Delaware corporation, as a Borrower
By:	/s/ GENE SPEYER
Title:	President
WELLS FARGO FOOTHILL, INC., as Agent
By:	/s/ STEPHEN CARLL
Title:	Vice President

STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)

        On this    day of January, 2004, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of AEGIS COMMUNICATIONS GROUP, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ KAREEM MADDISON Notary Public
STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)

        On this    day of January, 2004, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of ADVANCED TELEMARKETING CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ KAREEM MADDISON Notary Public
STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)

        On this    day of January, 2004, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of IQI, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ KAREEM MADDISON Notary Public
STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)

        On this    day of January, 2004, before me personally came Herman M. Schwarz, to me known, who being duly sworn, did depose and say, that he is the President and Chief Executive Officer of

LEXI INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ KAREEM MADDISON Notary Public
STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

        On this    day of January, 2004, before me personally came Euguene G. Speyer, to me known, who being duly sworn, did depose and say, that he is the President of INTERSERV SERVICES CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ MARY L. HARADER Notary Public
STATE OF MASSACHUSSETTS	)
) ss.:
COUNTY OF SUFFOLK	)

        On this 22nd day of January, 2004, before me personally came Stephen Carll, to me known, who being duly sworn, did depose and say, that he is the Vice President of WELLS FARGO FOOTHILL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ TRACY L. CARBONE Notary Public

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COPYRIGHT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT